Exhibit 10.2

VANTAGE DRILLING COMPANY

RESTRICTED STOCK

AWARD AGREEMENT

Vantage Drilling Company (the “Company”) subject to the restrictions, forfeiture provisions and other terms and conditions set forth herein, hereby grants the following shares of Common Stock as restricted stock (the “Shares”) to the Participant named below in accordance with and subject to the terms, conditions and restrictions of this Agreement, together with the provisions of the Vantage Drilling Company Amended and Restated 2007 Long Term Incentive Compensation Plan, as amended and restated effective April 14, 2011 (the “Plan”). The Participant shall have and may exercise all rights and privileges of ownership of such Shares, except Participant shall have no voting rights of such Shares or the right to receive any dividends declared in respect thereof until such Shares become vested as provided herein.

Name of Participant:

Date of Grant:

Total Number of Restricted Shares: (vesting as per the following schedule)

Participant shall not sell, assign, transfer, exchange, pledge, encumber, gift, devise, hypothecate or otherwise dispose of (collectively, “Transfer”) any Shares. The Transfer restrictions imposed by this Award Agreement shall lapse with respect to the Shares as follows:

Vesting Date	Number to Become Vested	Total Number Vested

The Participant must be continuously employed by the Company or an Affiliate from the Date of Grant through the applicable vesting date in order for the Shares to be vested and for the Transfer restrictions to lapse. The Shares as to which the Transfer restrictions lapse in accordance on the applicable vesting date are referred to as “Vested Shares.” If Participant’s employment with the Company is terminated by the Company or Participant for any reason, then Participant shall immediately forfeit all Shares which are not Vested Shares. Any Shares forfeited under this Agreement shall automatically revert to the Company and become canceled and such shares shall be again subject to the Plan.

1. The terms and conditions of the Plan are hereby incorporated by reference as terms and conditions of this Award Agreement. The terms and conditions of the Plan shall control except to the extent otherwise permitted or authorized in the Plan and specifically addressed in this Award Agreement. All capitalized terms used herein, unless expressly defined in a different manner, have the meanings set out in the Plan.

2. The determination by the Company of any question which may arise as to the interpretation or implementation of the Plan or any of the Shares granted hereunder shall be final and binding on the Participant and other persons claiming or deriving rights through him or her.

3. The Company’s issuance of any Shares or its obligation to make any payments under the Plan is subject to compliance with applicable law. As a condition of participating in the Plan, the Participant agrees to comply with all such applicable law and agrees to furnish to the Company all information and undertakings as may be required to permit compliance with such applicable law.

4. Neither the Plan nor any action taken thereunder shall interfere with the right of the Employer of the Participant to terminate the Participant’s employment at any time. Neither any period of notice, if any, nor any payment in lieu thereof, upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.

5. This Award Agreement and the rights of all parties and the construction of each and every provision hereof and of the Plan and any Shares granted hereunder shall be construed according to the laws of the State of Texas.

6. The Company and its subsidiaries and affiliates have the right (i) to withhold shares of Common Stock from the Vested Shares for any tax required to be withheld in connection with this Agreement or withhold an amount from any other payment to be made to the Participant, or (ii) to otherwise condition the Participant’s right to receive or retain the Vested Shares or Common Stock on the Participant making arrangements satisfactory to the Company or any of its subsidiaries or affiliates to enable any related tax obligation of the Participant to be satisfied.

Vantage Drilling Company

By:
Name:
Title:

I have read the foregoing Award Agreement and a copy of the Plan which has been provided to me and hereby accept the Shares in accordance with and subject to the terms and conditions of such Agreement and the Plan. I agree to be bound by the terms and conditions of this Award Agreement and the Plan governing the award.

Date Accepted:                  , 20